        Exhibit 99.1

        Annual Servicer’s Certificate

        Provided by Nissan Motor Acceptance Corporation

        to Holders of Notes and Certificates

NISSAN MOTOR ACCEPTANCE CORPORATION

OFFICER'S CERTIFICATE

The undersigned, Jeffrey L. Edwards, Vice President, Operations of NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation (the “Company”), does hereby certify, in his capacity as such corporate officer, as follows:

(1)           The undersigned has caused a review of the activities of the Company, in its capacity as Servicer, during the period July 31, 2006 through March 31, 2007 (the “Reporting Period”), and of its performance pursuant to that certain Sale and Servicing Agreement, dated as of July 31, 2006 (the “Agreement”), by and among the Company, Nissan Auto Receivables Corporation II, as Seller, and Nissan Auto Receivables 2006-C Owner Trust, as Issuer (the “Issuer”), to be conducted under his supervision; and

(2)           To the best of the undersigned’s knowledge, based upon such review, the Company has fulfilled all of its obligations under the Agreement throughout the Reporting Period except for (a) those exceptions described in the Company’s “Report on Assessment of Compliance with Servicing Criteria” filed with the Issuer’s Form 10-K on June 29, 2007, and (b) certain technical instances of non-compliance with certain reporting requirements and the timing of funds transfers, discovered by the Company during the course of its Regulation AB assessment of compliance, that individually and in the aggregate do not have a material adverse impact on the Noteholders and do not create a Servicer Default under the Agreement.

This Officer’s Certificate is being furnished to Wilmington Trust Company, as Owner Trustee, Wells Fargo Bank, National Association, as Indenture Trustee, Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., as required by Section 4.09(a) of the Agreement.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

IN WITNESS WHEREOF, I have set my hand effective as of the 29th day of June, 2007.

Jeffrey L. Edwards
Vice President, Operations